                                  SCHEDULE 13D

CUSIP No. 59156R108                                           Page 8 of 10 Pages


                                                                       Exhibit 1


                             JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that the Statement on Amendment No. 3 to Schedule 13D, to which this exhibit is attached, is filed on his or her behalf.

Dated: March 14, 2001


            *
------------------------------
   Robert H. Benmosche


            *
------------------------------
   Curtis H. Barnette


            *
------------------------------
   Gerald Clark


            *
------------------------------
   Joan Ganz Cooney


            *
------------------------------
   John C. Danforth


            *
------------------------------
   Burton A. Dole, Jr.


            *
------------------------------
   James R. Houghton


            *
------------------------------
   Harry P. Kamen


            *
------------------------------
   Helene L. Kaplan


            *
------------------------------
   Charles M. Leighton

                                  SCHEDULE 13D

CUSIP No. 59156R108                                           Page 9 of 10 Pages


            *
------------------------------
   Allen E. Murray


            *
------------------------------
   Stewart G. Nagler


            *
------------------------------
   John J. Phelan, Jr.


            *
------------------------------
   Hugh B. Price


            *
------------------------------
   Ruth J. Simmons


            *
------------------------------
   William C. Steere, Jr.



      * By  /s/ Gwenn L. Carr
            -----------------
            Gwenn L. Carr
            Attorney-in-fact